UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2006

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-5111	34-0538550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio		44667-0280

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

          On April 12, 2006, the Executive Compensation Committee of the Board of Directors of The J. M. Smucker Company (the “Company”) approved accelerating the vesting of stock options previously awarded to employees under its equity-based compensation plans, effective immediately.  The Company is fully vesting previously issued stock options that have exercise prices in excess of $39.31, the closing price of the Company’s common shares on the New York Stock Exchange on April 11, 2006.

          As a result of the accelerated vesting, approximately 441,000 stock options with exercise prices of either $43.38 or $44.17 became immediately exercisable.  Approximately 110,000 and 331,000 of these stock options would originally have vested in October 2006 and October 2007, respectively.  Stock options issued to employees typically vested at a rate of one-third per year, beginning one year after the date of grant.  Stock options were last granted to employees in October 2004.  In June 2005, the Company replaced issuing stock options to employees in favor of issuing performance-based restricted stock or performance-based restricted stock units.

          The purpose of the accelerated vesting is to minimize future non-cash stock option compensation expense that the Company would otherwise recognize in its results of operations with the adoption of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (“SFAS 123R”).  This requirement becomes effective for the Company on May 1, 2006, the beginning of fiscal year 2007.  By accelerating the vesting of these stock options, the Company will not incur pretax compensation expense of approximately $2.7 million and $1.0 million in fiscal years 2007 and 2008, respectively, that otherwise would have been required upon adoption of SFAS 123R.  This compensation expense was estimated using the Black-Scholes option-pricing model, which is used by the Company to calculate the fair value of its stock options.

          This report contains forward-looking statements, including those relating to the estimated reduction in compensation expense required to be recognized under SFAS 123R and the accounting treatment for the acceleration. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including, without limitation, the possibility that subsequent pronouncements or interpretations of SFAS 123R may alter the accounting treatment of stock options, as well as other risks described in the Company’s most recent Forms 10-Q and 10-K filed with the Securities and Exchange Commission. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and the Company undertakes no obligation to update any such statements.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On April 12, 2006, The J. M. Smucker Company (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) had elected Paul J. Dolan to serve on the Board, effective immediately.  Mr. Dolan is President of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio.  There is no arrangement or understanding pursuant to which Mr. Dolan was selected as a director.  The Company sponsors several advertising and promotional activities with the Cleveland Indians’ organization at a cost to the Company of approximately $225,000 for its fiscal year 2006.  The financial terms of these arrangements were determined through arm’s length negotiations between the Company and the Cleveland Indians.  Mr. Dolan was also elected to the Executive Compensation Committee.   A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated April 12, 2006

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Mark R. Belgya

Mark R. Belgya
Vice President, Chief Financial Officer, and Treasurer

Date:  April 17, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated April 12, 2006